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                                                                   Exhibit 23.1





                                                         Suite 375
                                                         2070 Chain Bridge Road
                                                         Vienna, VA 22182-2536
                                                         703 847-7500

                                                         FAX 703 848-9580






                                                                 Grant Thornton

                                           Grant Thornton LLP   Accountants and
                                                         Management Consultants

                                                        The U.S. Member Firm of
                                                   Grant Thornton International



Consent of Independent Certified Public Accountants

We have issued our report dated February 24, 1998, accompanying the financial statements of Creditrust Corporation contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the captions "Experts."


Grant Thornton LLP

Vienna, Virginia
June 23, 1998